Exhibit 10.6

MANUFACTURING, QUALITY AND SUPPLY AGREEMENT

THIS MANUFACTURING, QUALITY AND SUPPLY AGREEMENT (“Agreement”) is entered into as of January 31, 2017 (the “Effective Date”), between SI-BONE, INC., a Delaware corporation having an address of 3055 Olin Ave., Ste. 2200, San Jose, CA 95128 (including its Affiliates, “SI-BONE”) and rms COMPANY a Minnesota corporation having an address of 8600 Evergreen Blvd., Coon Rapids, MN 55433 (“Supplier”).

RECITALS

WHEREAS, SI-BONE desires to engage the services of Supplier to perform the Manufacture of the Products (as those terms are defined below) for use and sale by SI-BONE, on the terms and conditions set forth below, and

WHEREAS, Supplier desires to perform Services for SI-BONE on the terms and conditions set forth below.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	AGREEMENT TO SUPPLY; FORECASTS.

1.1

Agreement to Supply. Except as provided in this Agreement, during the Term Supplier shall supply on a non-exclusive basis and pursuant to this Agreement Product to SI-BONE to be sold, distributed or used otherwise as provided by SI-BONE. The parties acknowledge and agree that the accessories used in connection with the Product may be purchased by SI-BONE from Supplier or a third-party vendor or manufactured directly by, or otherwise obtained through, SI-BONE.

1.2

Forecasts. Within ten days after the Effective Date, SI-BONE shall deliver to Supplier a forecast of its requirements for the Product for each of the calendar quarters ending June 30, 20XX, September 30, 20XX, December 31, 20XX, and March 31, 20XX (with the period ending March 31, 2017 including the period starting with the Effective Date) (the “Forecast”). No later than ten days following the end of each [*] during the Term, SI-BONE shall update the Forecast in writing by providing to Supplier an updated Forecast for the following [*] (or such fewer number of [*] remaining in the Term). Except as provided in this Section 1.2, Forecasts shall be nonbinding and used and relied upon by Supplier only for Supplier’s internal capacity planning purposes.

1.3

Purchase Orders. All purchases shall be pursuant to purchase orders submitted by SI-BONE to Supplier (an “Order”), which shall specify a delivery date no less than [*] after submission of the Order. SI-BONE shall submit Orders for the number of Products. If Supplier cannot satisfy such order, then Supplier shall provide written notice to SI-BONE no later than [*] after receipt of the Order specifying its alternative delivery date which may not be more than [*] after submission of the Order, unless otherwise agreed by the parties, provided that the Order quantities required are reasonably consistent with the current Forecast. An Order shall specify the Products ordered (including part numbers and revision levels if applicable), quantities of each Product ordered, price, requested delivery date and requested Product recipient, all of which shall be subject to Article 5. Orders may be changed only by the mutual written agreement of the parties.

1.4

Vendors and Subcontractors. Supplier shall not (i) change the vendors from whom Supplier sources components of the Products as of the Effective Date or (ii) subcontract its obligations to manufacture Products to subcontractors in each case without the prior written consent of SI-BONE;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided, that SI-BONE hereby acknowledges its consent to Supplier’s purchase of Product components from vendors identified in Exhibit B (“Approved Vendors”) and use of subcontractors identified in Exhibit C (“Approved Subcontractors”). SI-BONE may order through Supplier components sourced from Supplier’s approved vendors (which vendors may include affiliates of SI-BONE) and Supplier agrees to provide those components to SI-BONE at Supplier’s cost [*]. Subject to the requirements of Section 4.7 of this Agreement, SI-BONE may request or otherwise require Supplier to approve and utilize alternative sources including the Approved Vendors and Approved Subcontractors.

2.	PRICING AND PAYMENT TERMS.

2.1

During the Term, Supplier’s sales price to SI-BONE for each Product unit shall be based on the forecasted estimated annual unit (“EAU”) volumes of Product to be purchased by SI-BONE during the Term in accordance with the pricing described in Exhibit A (the “Pricing Addendum”). From time to time, the parties may mutually agree to add additional Products to this Agreement.

2.2

The pricing set forth in Exhibit A shall be firm for the Initial Term, as defined on the Pricing Addendum, unless the volumes vary from the forecasted EAU volume by more than [*] in either direction during the initial twelve months or during subsequent twelve month periods during the Term. In this case the Supplier or SI-BONE may request a price review based on the volume changes and the parties shall negotiate in good faith any price changes, with reference to changes in input costs and variance from EAU forecast, prior to implementation provided that there will not be more than [*]. If the parties are unable to agree on the change in pricing through a process of good faith negotiation, then either of the parties may terminate this Agreement provided that, if the Supplier terminates the Agreement, SI-BONE will have the option of making Last Purchase per Section 9.5. Exhibit A will be amended to reflect any mutually agreed changes to the pricing and/or EUA volumes. Supplier may also re-price the items listed in Exhibit A in accordance with Section 6 if there are any changes made by SI-BONE to the Specifications or materials which affect the unit costs.

2.3

Supplier will invoice SI-BONE for all quantities of Products delivered in accordance with this Agreement. Payment terms shall include a [*] discount to the Agreement price if paid within [*], and otherwise net cash [*], paid in US dollars from the date of SI-BONE’s receipt of Supplier’s invoice.

3.	CAPACITY.

Supplier shall maintain capacity adequate to fulfill the Product requirements of SI-BONE as specified in the most recent [*] rolling Forecast. Supplier hereby agrees to give timely notice to SI-BONE of any event that would reasonably be expected to adversely affect Supplier’s capacity. Without limiting Article 1, Supplier shall use commercially reasonable efforts to assure that adequate capacity is available to fulfill future Product requirements of SI-BONE (as determined by SI-BONE’s then-current Forecast, historical purchasing patterns and written communications to Supplier regarding anticipated requirements). Supplier shall obtain and maintain all equipment and resources required to fulfill its obligations under this Agreement at Supplier’s sole cost, unless such equipment or resources were purchased by Supplier exclusively to supply SI-BONE.

4.	SPECIFICATIONS; QUALITY CONTROL MATTERS.

4.1

Compliance with Laws. The parties shall comply with all applicable federal, state and local statutes, regulations, rules, ordinances and policies that pertain to the activities for which Supplier and SI-BONE are responsible under this Agreement, including those enforced by the FDA. With respect to the Products, SI-BONE shall be the “finished device manufacturer” (as such term is used by the FDA).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2

Specifications. SI-BONE shall define the specifications for the product to be manufactured by Supplier, by way of drawings, reference to commercial specifications and standards (the “Specifications”), which shall be set forth on the applicable Pricing Addendum or Order and updated from time to time in accordance herewith. References to the initial Specifications for Product to be purchased hereunder are set forth on Exhibit E hereto and shall have been delivered to Supplier by or promptly following the Effective Date of this Agreement. The Specifications may be paper documents, electronic documents or other appropriate media. Supplier shall deliver the Product in full conformance to the Specifications. The parties may change the Specifications from time to time by mutual written agreement. A Product that does not conform with the Specifications and applicable laws at the time it is delivered to SI-BONE is referred to in this Agreement as a “Nonconforming Product,” and such Product shall be regarded as having a “Nonconformity.” SI-BONE may amend or modify the Specifications from time to time in accordance with Section 6 and shall give prompt written notice of such change(s) to the Supplier provided that Supplier will have the right to reasonably adjust the Product price to the extent that the changes made by SI-BONE affect the material, manufacturing or quality costs.

4.3

Implementation of Quality Control and Risk Management Program. At all times during the Term, Supplier shall comply with SI-BONE’s vendor qualification requirements (“Qualification Requirements”), a copy of which has been provided to Supplier. In addition, Supplier shall maintain and comply with a quality control program that conforms with all applicable laws and is consistent with current good manufacturing practices applicable to Products (“GMPs”) and as effective during the remainder of the Term and as required by any governmental or quasi-governmental agency having regulatory authority over the Products, including, without limitation, 21 CFR Part 820, the current released versions of ISO 13485 and 14971 (collectively, the “Quality Management System”). In addition, Supplier shall maintain a risk management system which is integrated into its Quality Management System (the “RMS”). Supplier shall notify SI-BONE of revisions to its manufacturing procedures to the extent necessary to remain in compliance with the Qualification Requirements, GMPs or RMS, as applicable, in accordance with this Section 4.3; provided, however, that Supplier may not make any changes to its manufacturing procedures that are inconsistent with the Specifications without the prior written consent of SI-BONE. Upon SI-BONE’s request, Supplier will provide a copy of such quality agreement(s).

4.4

Notification of Nonconformity. Supplier agrees to promptly notify SI-BONE in writing after Supplier obtains knowledge of its delivery to SI-BONE of any Nonconforming Product. In addition to the foregoing, Supplier shall notify SI-BONE within (a) [*] of learning of any situation which may require a recall of Products and (b) [*] of obtaining knowledge of any failure of any batch of Products to meet the standards set forth in this Section 4.4.

4.5

Acceptance; Remedy for Nonconforming Products. All Products are subject to SI-BONE’s inspection prior to acceptance. SI-BONE shall have [*] from delivery to reject Nonconforming Products. Upon detection of any Nonconformity, SI-BONE shall give written notice (which may be given by e-mail) to Supplier specifying the nature and type of alleged Nonconformity and Supplier will evaluate the alleged Nonconformity including samples of the Nonconforming Product if requested by the Supplier. Upon agreement between the parties that the Product is Nonconforming to the Specification, Supplier shall replace such Product free of charge, and Supplier shall cover expenses including freight, if any, in connection with (a) shipment of replacement Product to the same location and (b) shipment of the Nonconforming Product back to Supplier (if so requested by Supplier). In the absence of such agreement between the parties or if the Supplier is unable to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

replace properly rejected Nonconforming Products within [*], SI-BONE may request a credit, or if payment has been made reimbursement for, the Nonconforming Product and may, at its discretion, discontinue the purchase of the Product from Supplier and terminate this Agreement.

4.6

Latent Nonconformities. Within the Warranty Period defined in 4.11, latent Nonconformities and Nonconformities not discovered by SI-BONE pursuant to Section 4.4 through the use of reasonable inspection methods and procedures will be reported to the Supplier by SI-BONE within [*] following detection of any Nonconformity specifying the nature and type of alleged Nonconformity. Supplier will evaluate the alleged Nonconformity including samples of the Nonconforming Product if requested by the Supplier. Upon agreement between the parties that the Product is Nonconforming to the Specification, Supplier will replace such Product free of charge, and Supplier shall cover expenses including freight, if any, in connection with (a) shipment of replacement Product to the same location and (b) shipment of the Nonconforming Product back to Supplier (if so requested by Supplier). In the absence of such agreement between the parties or if the Supplier is unable to replace properly rejected Nonconforming Products within [*], Supplier shall issue a credit if payment has already been made for the Nonconforming Product, and SI-BONE may, at its discretion, discontinue the purchase of the Product from Supplier and terminate this Agreement.

4.7

Qualification of Approved Vendors and Approved Subcontractors. When requested to do so by SI-BONE, or otherwise required to do so by this Agreement, Supplier shall utilize its Purchasing Control/Vendor Qualification processes and procedures in effect at the time, to qualify third party suppliers and/or third party manufacturers to manufacture and provide components, parts or sub-assemblies for the Product, or to manufacture and supply the Product to SI-BONE. Supplier may, but is not necessarily required to, qualify the Approved Vendors and Approved Subcontractors.

4.8

Audits. SI-BONE shall have the right, but not the obligation, at its expense, to audit, or have audited, Supplier’s facilities, and plants that are used to manufacture and store the Products. Such audits will be conducted during Supplier’s normal business hours by SI-BONE or its designee. Supplier shall issue a plan to determine the correction, cause, and corrective action for any negative finding of any audit report issued by SI-BONE within [*] of such audit report’s issue date. Supplier shall facilitate SI-BONE, or its authorized representative, to perform audits of any third-party supplier’s facilities, systems, documentation, and other requirements related to this Agreement at mutually agreed dates and times. Supplier, SI-BONE, any outside auditor, and such third-party supplier shall agree on reasonable methods to protect intellectual property, such as non-disclosure agreement or the like.

4.9

Inspections. Supplier shall promptly notify SI-BONE of any inspections, audits, formal visits, etc. of any regulator, notified body, or certification body acting in a formal capacity that are related directly to the Product. In the US this includes the Food and Drug Administration. Supplier shall promptly notify SI-BONE of any inspection or audit findings that impact the safety, effectiveness, conformity, or availability of Product Supplier provides to SI-BONE. Supplier agrees that SI-BONE’s notified body may conduct unannounced audits of Supplier in accordance with Annex III of the 24 September 2013 Commission Recommendations, on the audits and assessments performed by notified bodies in the field of medical devices (2013/473/EU), provided that SI-BONE will be responsible for any out-of-pocket costs incurred by Supplier and associated with third party audits performed on SI-BONE’s behalf.

4.10

Insurance. During the term and for [*] after termination for any reason, the Supplier shall maintain commercial general and product liability insurance adequate to cover any liability (including any alleged manufacturing defect or breach of warranty in Section 4.11) arising in connection with any Product manufactured by or on behalf of Supplier and supplied to SI-BONE

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

under this Agreement in coverage amounts consistent with normal business practices of prudent companies similarly situated. The insurance coverage shall in no event be less than [*] per loss and [*] in the aggregate. Supplier shall provide SI-BONE with written evidence of such insurance upon request. Supplier shall provide SI-BONE with written notice at least [*] prior to the cancellation, nonrenewal or material change in such insurance which materially adversely affects the scope or amount of such insurance coverage.

4.11

Warranty. Supplier represents and warrants that all Products will conform to the Specifications and will be free from defects in manufacture, workmanship and materials for a period of [*] (“Warranty Period”) from the date of delivery. Except as otherwise specifically provided in this Section 4 and Section 11, whatever the basis for the claim, Suppliers obligations under this warranty are limited solely to the repair or replacement of Non-conforming Products. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES REGARDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THE USE OR PERFORMANCE OF THE PARTS. No other express or implied warranty or guaranty shall bind Supplier. Supplier shall not be liable for its failure to conform with any requirements not adequately identified by SI-BONE in the specifications, or for personal injury or property damage, loss of revenue or profit, failure to realize savings or other benefits, expenditures for substitute goods or services, storage charges or other special, incidental or consequential damages caused by the use, misuse or inability to use the goods, regardless of the legal theory on which the claim is based and even if Supplier has been advised of the possibility of such damages. Without limiting the foregoing, SI-BONE assumes all risk and liability for loss, damage or injury to persons and property of SI-BONE or others arising out of use, misuse, or inability to use any goods sold by Supplier not caused directly by the willful acts or omissions of Supplier. This warranty shall not extend to anyone other than the SI-BONE and states SI-BONE’s exclusive remedy. The foregoing sentence shall not be interpreted to limit Supplier’s indemnification obligations set forth in Section 11 below. All claims under this warranty must be made within the Warranty Period.

4.12

Process Improvements. As required by 21 CFR Part 820 Sec. 820.50, Supplier shall not make significant changes to the Specifications, manufacturing process, tooling design, processing conditions, materials or manufacturing location of the Products without SI-BONE’s prior written consent. Notwithstanding the foregoing, SI-BONE will consider in good faith reasonable written requests by Supplier to change the materials or manufacturing process of the Products, provided SI-BONE shall make final determination on such change(s) in its sole discretion.

4.13

Complaint Handling and Adverse Event Reporting. Each party shall cooperate fully with the other party in dealing with customer complaints concerning the Product(s) and shall take such action to promptly resolve such complaints as may be reasonably requested by the other party. SI-BONE is responsible for complying with all FDA and applicable foreign regulatory requirements pertaining to the receipt, review, evaluation, and where applicable, investigation of all complaints received pertaining to the Products, and for the reporting of adverse device events, including FDA’s Medical Device Reporting requirements, codified at 21 C.F.R Part 803. Supplier shall reasonably cooperate with SI-BONE to enable SI-BONE to fulfill such requirements. Supplier shall promptly, but in no event more than [*] after receipt of such information, provide complaint information regarding the Products to SI-BONE.

5.	PACKAGING; LABELING; DELIVERY.

5.1

Packaging and Labeling. Supplier shall be responsible for labeling and packaging Product for shipment to SI-BONE or to its designee(s), in accordance with applicable laws, SI-BONE requirements and instructions and the additional specifications included in the Specifications, which labeling shall include “Manufactured for SI-BONE.” SI-BONE may request changes to the packaging and labeling requirements and Specifications upon reasonable prior written notice to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Supplier. To the extent that Supplier provides input on the Product labeling or Specifications, it is understood by the parties that such activity is not intended to make Supplier a “Specifications developer” or a “finished device manufacturer” as such terms are used by FDA. Supplier is responsible for release of product labeling, provided, however, that in the case of initial release of any new label or labeling change, Supplier shall obtain SI-BONE’s consent to such release. SI-BONE is responsible for compliance with applicable FDA product labeling requirements.

5.2

Delivery. Supplier shall deliver Products by, and no more than [*] prior to, SI-BONE’s requested dates of delivery indicated in the Order or as agreed between the Supplier and SI-BONE as indicated on the Supplier Order acknowledgement. Requested delivery dates may be changed only by mutual written agreement of the parties, which agreement shall not be unreasonably withheld or delayed. In the event that Supplier has reason to believe that it will be unable to meet the agreed upon delivery dates, Supplier will notify SI-BONE promptly and state the reasons for the anticipated delay. All shipments of Products pursuant to this Agreement shall be shipped by Supplier FOB Supplier’s facility. Delivery shall be deemed to have occurred, and therefore risk of loss transferred from Supplier to SI-BONE, when Products are delivered to the freight forwarder.

5.3

Packing. Products shall be packed at Supplier’s sole cost and expense in accordance with SI-BONE’s reasonable written instructions and reasonable commercial practices. Each shipment of Product shall be clearly marked as per SI-BONE’s instructions.

6.	PRODUCT IMPROVEMENTS.

6.1

General. In the event that SI-BONE notifies Supplier that it desires to have Supplier incorporate changes or improvements to a Product to (a) address a Product defect, integrity, safety or quality concern or compliance matter (each a “Required Improvement”) or (b) incorporate a feature enhancement or other improvement that is a not a Required Improvement (each an “Optional Improvement,” and together with the Required Improvements, an “Improvement”), the parties shall promptly discuss in good faith the feasibility of implementing such Improvement.

6.2

Implementation of Required Improvements. Immediately following receipt of such a request from SI-BONE regarding a Required Improvement, Supplier shall use best efforts to implement the Required Improvement as soon as possible at SI-BONE’s sole cost and shall provide reports regarding Supplier’s implementation progress to SI-BONE upon SI-BONE’s request. All such improvements shall be evaluated and implemented in accordance SI-BONE’s applicable design control processes and procedures that are in effect at the time that the improvements are made. SI-BONE shall update the Design History File and Device Master Record, as applicable, and provide copies of such documentation to SI-BONE upon implementation of the Required Improvement. To the extent that Supplier provides input on Required Improvements and changes to the Specifications, it is understood by the parties that such activity does not intend to make Supplier a “Specifications Developer” or a “finished device manufacturer” as such terms are used by FDA. Supplier will have the right to reasonably adjust the Product price to the extent that the changes requested by SI-BONE affect the material, manufacturing or quality costs. In the event that any Required Improvements result in a change in costs to Supplier, the parties shall negotiate in good faith a pricing change commensurate with the change in costs. If the parties are unable to agree on the change in pricing, then either of the parties may terminate this Agreement provided that, if the Supplier terminates the Agreement, SI-BONE will have the option of making Last Purchase per Section 9.5.

6.3

Implementation of Optional Improvements. In evaluating and implementing Optional Improvements, Supplier shall use commercially reasonable efforts to minimize SI-BONE’s cost of implementing the Optional Improvements. Supplier shall provide SI-BONE with a detailed analysis (together with supporting documentation) of the estimated costs (if any) and effect on the supply

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

price for the applicable Product (if any) of implementing such Optional Improvement. Supplier shall implement such Optional Improvement only with SI-BONE’s prior written consent. If Supplier notifies SI-BONE that implementation of an Optional Improvement will require any modification to the pricing set forth on the Pricing Addendum or in the applicable Order and SI-BONE agrees, the parties will negotiate in good faith an appropriate modification to the pricing in an amendment to this Agreement. If the parties are unable to agree on the change in pricing, then Supplier may delay implementation of the Optional Improvement until a reasonable price change is agreed; provided, however, that if the parties are unable to agree on such reasonable change in pricing, SI-BONE will have the option of terminating this Agreement provided that this termination will not relieve SI-BONE of its obligations with respect to any open Orders or outstanding payments. All such improvements shall be evaluated and implemented in accordance with SI-BONE’s applicable design control processes and procedures that are in effect at the time that the improvements are made. Supplier shall update the Design History File and Device Master Record, as applicable, and provide copies of such documentation to SI-BONE upon implementation of the Optional Improvement. To the extent that Supplier provides input on Optional Improvements and changes to the Specifications, it is understood by the parties that such activity does not intend to make Supplier a “Specifications Developer” or a “finished device manufacturer” as such terms are used by FDA.

6.4

Regulatory Determination. SI-BONE shall be responsible for making the final decision as to whether a proposed design or manufacturing change may be implemented for the Product(s). Supplier is not permitted to make any modification that affects the Product(s) without notifying SI-BONE. SI-BONE shall be responsible for making the final determination as to whether such changes require regulatory approval or clearance prior to implementation and shall be responsible for filing and obtaining any required approvals and/or clearances, as necessary.

6.5	Registration and Listing. Supplier shall comply with applicable establishment registration requirements of the US FDA applicable to the Products and the manufacture of the Products.

7.	INTELLECTUAL PROPERTY.

7.1

Limited License. SI-BONE hereby grants Supplier a non-exclusive, nontransferable, worldwide license, without the right to sublicense, to use all designs, materials, information, know-how and documentation, including the Specifications, provided by SI-BONE to Supplier, solely in connection with manufacturing the Products hereunder for supply of such Products to SI-BONE or parties designated by SI-BONE. This license shall not include the right to modify, make derivative works of or improvements to the Products and shall terminate upon the termination or expiration of this Agreement. For purposes of this Agreement, “Intellectual Property” means any inventions, improvements, developments, or innovations (including all rights to patents, copyrights, trademarks, and trade secrets and know-how inherent therein and appurtenant thereto) and other creative works (whether or not patentable or copyrightable, conceived or made or reduced to practice), know-how, technical information, pending patent applications, registrations, divisions and continuations thereof, registered and unregistered copyrights, and all associated goodwill, designs, drawings, specifications, vendor lists, manufacturing methods and processes, and all other information pertinent to this Agreement, which is proprietary to SI-BONE. SI-BONE’s Intellectual Property as of the date hereof includes, but is not limited to the list set forth on Exhibit D.

7.2

Ownership of Intellectual Property. All Intellectual Property of SI-BONE existing on or prior to the execution of this Agreement shall be and remain the property of SI-BONE, and Supplier shall not acquire any rights therein, except as expressly provided in Section 7.1 of this Agreement.

7.3

Inventions. All Intellectual Property conceived or reduced to practice by Supplier, its employees or agents in the course of performing Supplier’s duties hereunder and related to the Products, or as a result of access to SI-BONE’s Intellectual Property, shall be owned solely by SI-BONE and Supplier

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

agrees to irrevocably assign all of its interests in such Intellectual Property to SI-BONE. Supplier shall execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise shall assist SI-BONE as reasonably required to perfect in SI-BONE the rights, title and other interests held by SI-BONE under this Agreement. SI-BONE shall pay for reasonable costs related to such assistance. If SI-BONE is unable for any reason, after reasonable effort, to secure Supplier’s signature on any document needed in connection with the actions specified above, Supplier hereby irrevocably designates and appoints SI-BONE and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Supplier.

7.4

Trade Names. Each of SI-BONE and Supplier hereby acknowledges and agrees that it does not have, and shall not acquire, any interest in the other party’s trademarks except as expressly provided herein. Any violation of this Section 7 shall constitute a material breach of this Agreement.

8.	NON-INTERFERENCE.

During the Term of this Agreement and for a period of [*] thereafter (the “Restricted Period”), neither party shall, directly or indirectly, solicit for hiring, hire or accept any services or work from the other party’s employees or consultants. This restriction shall not apply to employees responding to commercially reasonable employment advertisements in common national or regional recruiting media. The parties further agree that during the Restricted Period, the parties shall not in any way discourage any of the other party’s clients, customers or distributors or prospective clients, customers or distributors from purchasing products, or solicit or influence or attempt to solicit or influence any client, customer, distributor or other person, either directly or indirectly, to direct any purchase of products to any other entity in competition with the business of the other party.

9.	TERM; TERMINATION.

9.1

Term; Renewal. Unless earlier terminated in accordance with this Section 9, the term of this Agreement shall commence on the Effective Date and continue for an initial term of three years (the “Initial Term”). This Agreement shall automatically renew for successive one year periods (each, a “Renewal Term” and collectively, together with Initial Term, the “Term”) unless terminated by either party with [*] written notice prior to the beginning of such Renewal Term.

9.2

Material Breach. Either party may terminate this Agreement in the event the other party commits a material breach of this Agreement and has not cured such breach within [*] of written notice thereof from the non-breaching party.

9.3	Termination by SI-BONE. SI-BONE may terminate this Agreement upon written notice to Supplier:

a.

if Supplier fails to deliver a shipment of conforming Products in the quantities and within [*] of the mutually agreed delivery date for a SI-BONE Order submitted in accordance with this Agreement and such failure results in a delay or Product backorder of an aggregate total (together with any other delays during the same Supply Period) of more than [*] (a “Supply Failure”);

b.	if Supplier changes the site of manufacture of any Products to a site that has not been previously approved by SI-BONE in writing;

c.	in the event of a Change in Control of Supplier or Supplier sells all or substantially all of its assets relating to the manufacturing of the Products; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

d.	if Supplier breaches Section 8 hereof (Non-Interference Covenant).

9.4

Insolvency. Either party may terminate this Agreement if the other party files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law, or the other party makes or seeks to make a general assignment for the benefit of its creditors or applies for or consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property, and, in the case of an involuntary bankruptcy, such situation is not cured within [*] from its occurrence, such termination to take effect upon delivery of notice of termination to the other party.

9.5

Last Purchase. If this agreement is terminated by SI-BONE in accordance with 9.3, SI-BONE will have the option of placing a last purchase with the Supplier equal to the amount of the demand for up to a [*] period based on the then current forecast and unit prices, to be delivered by the Supplier within a mutually agreed upon time frame or a maximum of [*].

9.6

Effect of Termination. Immediately upon expiration or termination of this Agreement, Supplier will discontinue manufacturing the Products and the license under Section 7.1 shall terminate; provided, that expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior of such expiration or termination. Upon termination or expiration of this Agreement, SI-BONE shall take delivery of and pay for all Products under any Order outstanding as of the date of termination only in the event of a termination by SI-BONE under Section 9.1 unless SI-BONE terminated the Agreement for cause, and Supplier will (i) fulfill all Orders submitted to Supplier prior to the effective date of termination and (ii) promptly return all SI-BONE documentation and property in Supplier’s possession.

9.7

Survival. All of the representations, warranties, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, including Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.11, 4.13, 7.2, 7.3, 7.4, 8, 9, 10, 11 and 12 shall survive such termination and continue thereafter in full force and effect, subject to applicable statutes of limitations.

10.	CONFIDENTIALITY; PUBLICITY.

10.1

Confidential and Proprietary Information. SI-BONE and the Supplier will have access to each other’s Confidential and Proprietary Information. “Confidential and Proprietary Information” means any trade secret as defined by the Uniform Trade Secrets Act (“Trade Secret”), other information viewed by the party disclosing it (the “Disclosing Party”) as confidential and/or proprietary, and any and all information or proprietary materials (in every form and media) not generally known in the relevant trade or industry made available by either party to the party receiving such information (in such case, the “Receiving Party”) in connection with the efforts contemplated hereunder and which the Disclosing Party designates as confidential or may reasonably be understood as confidential, including, but not limited to (i) all Intellectual Property of either party; (ii) existing or contemplated products, services, designs, inventions, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto; and (iii) information relating to business plans, sales, consultants, employees, or marketing methods and customer lists or requirements. The Receiving Party will maintain the information in confidence using the same standard of care it uses to maintain its own Confidential and Proprietary Information in confidence, but in any case, no less than reasonable commercial diligence, and will not use such information for itself or others except as provided in this Agreement. Such obligation of confidentiality and non-use shall not apply to information which (a) is known to the Receiving Party prior to the disclosure as demonstrated by documentary evidence, (b) is publicly known as of the date of the disclosure, (c) becomes publicly known after the date of disclosure through no fault of the Receiving Party, (d) is received by the Receiving Party from a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

third party who has, to the Receiving Party’s knowledge, no obligation of confidentiality to the Disclosing Party, or (v) is developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential and Proprietary Information as demonstrated by documentary evidence. Such obligation of confidentiality and non-use shall survive any expiration or termination of this Agreement for a period of [*]; provided, however, that such restrictions shall survive indefinitely, or until public disclosure of the secret occurs through no fault or breach of the other party, for any information which is Trade Secret information of a party. The restrictions on disclosure contained in this Section 10.1 shall not apply to any information which is required to be disclosed by a valid court order or governmental law or regulation, provided that the Receiving Party gives the Disclosing Party prompt notice of any such requirement and cooperates with the Disclosing Party, at the Disclosing Party’s expense, in attempting to limit such disclosure and obtain confidential treatment thereof.

10.2

Misuse of Confidential and Proprietary Information. Each party understands and agrees that this provision prohibits it from rendering services to another party to the extent that such party would use, disclose, or rely upon the other party’s trade secrets in the course of rendering such services or use disclose or rely upon Confidential and Proprietary Information in any way other than for the other party’s benefit and in the furtherance of the objectives of this Agreement.

10.3

Publicity. Except as otherwise provided in this Agreement or required by Law, neither party shall use the other’s name or refer to it directly or indirectly in an advertisement, news release or release to any professional or trade publication without written approval from such party, which approval may not be unreasonably withheld or delayed. Neither party shall use the name of the other for advertising or promotional claims without the prior written consent of the other party.

10.4

Damages Inadequate. The parties acknowledge that monetary damages may be an inadequate remedy for any breach by a party of its obligations under this Section 10 and that the non-breaching party shall be entitled to seek injunctive relief and specific performance to enforce the breaching party’s obligations, in addition to any other remedies the non-breaching party may be entitled to at law.

11.	REMEDIES; INDEMNIFICATION.

11.1

Remedies for Nonconforming Products. In addition to any other remedies available to SI-BONE at law, in equity or hereunder, in the event Supplier delivers Nonconforming Products to SI-BONE, SI-BONE may select, and Supplier shall provide, one of the following remedies: (a) the refund of the purchase price of the Nonconforming Products, (b) replacement with Products that conform to the Specifications, or (c) the cost of reconditioning or reworking any Nonconforming Products to conform in all material respects with the Specifications.

11.2

Indemnification by Supplier. Supplier agrees to indemnify, defend and hold SI-BONE, its affiliates, officers, directors, agents and employees (“SI-BONE Indemnitees”) harmless from and against all actions, liabilities, damages, claims and demands whatsoever, including, but not limited to, reasonable attorney fees and other expenses (“Claims”) that are brought or threatened against the SI-BONE Indemnitees and related to Supplier’s or Supplier Indemnitee’s: (a) breach of this Agreement; (b) violation of applicable laws and regulations; (c) breach of representations and warranties; (d) any claim of Intellectual Property infringement brought by third parties as a direct result of Supplier’s manufacturing processes or Supplier’s services provided hereunder, provided such infringement is not a direct result of the Specifications provided by SI-BONE; or (e) gross negligence, recklessness or willful misconduct. The duty to indemnify will not apply to the extent that any Loss arises from the gross negligence, recklessness, or willful misconduct of a SI-BONE Indemnitee or SI-BONE’s breach of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.3

Indemnification by SI-BONE. SI-BONE agrees to indemnify, defend and hold Supplier, its affiliates, officers, directors, agents and employees (“Supplier Indemnitees”) harmless from and against all Claims that are brought or threatened against the Supplier Indemnitees and related to: (a) SI-BONE’s breach of this Agreement; (b) SI-BONE’s violation of applicable laws and regulations; (c) defects or alleged defects in the design of the Products, provided such design defects are a result of specifications or instructions provided by SI-BONE and not Supplier’s manufacturing process; (d) infringement upon the Intellectual Property rights of third parties, provided such infringement is a direct result of the Specifications or instructions provided by SI-BONE; or (e) SI-BONE’s gross negligence, recklessness or willful misconduct. The duty to indemnify will not apply to the extent that any Claim arises from the gross negligence, recklessness, or willful misconduct of a Supplier Indemnitee or Supplier’s breach of this Agreement.

11.4

Indemnification Procedure. The party claiming indemnity (the “Indemnified Party”) shall provide the party from whom indemnity is being sought (the “Indemnifying Party”) with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the claim for which indemnity is being sought. The Indemnifying Party shall have the right to assume sole control over the defense of such claim and conduct the defense of the claim with counsel of its choice. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money.

11.5

Limitations of Damages. Notwithstanding anything to the contrary contained in this Agreement, neither party shall be liable to the other party or its Affiliates (except with respect to either party’s breach of its obligations of Article 10, or indemnification obligations of Section 11.2 or 11.3 with respect to third party claims) for any indirect, special, incidental (including, without limitation, lost profits) or punitive damages of the other party or its Affiliates from any breach or default of a party’s obligations hereunder or the breach of any representation or warranty made hereunder. Except with respect to either party’s breach of its obligations of Article 10, or indemnification obligations of Section 11.2 or 11.3 with respect to third party claims, the collective liability of either party to the other under this Agreement shall be limited on an aggregate basis (not per claim or occurrence) to [*], except that with respect to damages or liabilities [*]. Upon payment(s) by the they indemnifying party to the indemnified party Supplier and/or Supplier Indemnitees to the SI-BONE and/or SI-BONE Indemnitees, or payment(s) by SI-BONE and/or the SI-BONE Indemnitees to Supplier and/or the Supplier Indemnitees, the party having made such payments shall be relieved and discharged from any further liability to the other party and/or its Indemnitees under this Agreement, or otherwise for contribution or to defend, indemnify, and/or hold harmless the other party and/or its Indemnitees .

12.	MISCELLANEOUS.

12.1

Assignment; Binding Effect. This Agreement shall not be assignable or otherwise transferable by Supplier without the prior written consent of SI-BONE and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assignable or otherwise transferable by SI-BONE without the prior written consent of Supplier, provided that SI-BONE may assign this Agreement to any Affiliate of SI-BONE without Supplier’s consent or in connection with a merger, acquisition or sale of the stock of, or all or substantially all of the assets of, SI-BONE. Notwithstanding anything in this Agreement, the parties acknowledge and agree that SI-BONE may perform its obligations under this Agreement through an Affiliate of SI-BONE.

12.2

Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, including by recognized overnight delivery service, (b) when transmitted by facsimile or electronic

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

mail (email), with confirmation of successful transmission, provided that such delivery is followed by physical delivery, (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the next business day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the parties at the following addresses:

If to SI-BONE, to:	SI-BONE, Inc.
3055 Olin Ave.
Suite 2200
San Jose, CA 95128
ATTN: CFO
legal@si-bone.com

If to Supplier, to:	rms Company
8600 Evergreen Blvd.
Coon Rapids, MN 55433
ATTN: Director of Sales

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

12.3

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement; and in connection with such term, provision, covenant or restriction of this Agreement which is held invalid, void, unenforceable or against regulatory policy, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid term, provision, covenant or restriction and, absent any agreement by the parties, such court of competent jurisdiction or other authority shall substitute therefore such term, provision, covenant or restriction as is legal, valid and enforceable but otherwise similar to the invalid term, provision, covenant or restriction.

12.4

Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by SI-BONE and Supplier. This Agreement contains the entire agreement of the parties hereto with respect to its subject matter, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

12.5

No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties (other than permitted assigns) any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

12.6

Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

12.7

Governing Law; Jurisdiction. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware. Any proceeding to interpret or enforce this Agreement will be brought exclusively in the state and federal courts situated in the state of Delaware.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.8

Injunctive Relief. The parties acknowledge that damages would be an inadequate remedy for any material breach of Sections 7, 8, or 10. Accordingly, notwithstanding anything to the contrary in this Agreement, either party will have the right to obtain injunctive relief in any court of competent jurisdiction to enforce Sections 7, 8, or 10 in the event of a party’s failure to perform its obligations thereunder, as well as the right to pursue any and all other rights and remedies available at law or in equity for such a breach. The breaching party hereby expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the party seeking injunctive relief.

12.9

Counterparts. This Agreement may be executed manually or by facsimile by the parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to each of the other parties.

12.10

Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

12.11

Other Terms and Conditions. Other terms and conditions not inconsistent with terms and conditions in this Agreement covering Products to be supplied under this Agreement will be provided in Orders by SI-BONE and in order acknowledgments and invoices issued by Supplier. In the event of any conflict of terms in these documents, SI-BONE and Supplier agree to negotiate in good faith to resolve such differences, unless such terms conflict with the terms of this Agreement, in which case the terms of this Agreement shall control.

12.12

Further Assurances. SI-BONE and Supplier covenant and agree that subsequent to the execution and delivery of this Agreement and without any additional consideration, each of SI-BONE and Supplier shall execute and deliver any further legal instruments and perform such acts which are or may become necessary to effectuate the purposes of this Agreement.

12.13

Relationship. Supplier is an independent contractor engaged by SI-BONE for the provision of the Products. Nothing in this Agreement shall constitute either party as an employee, agent or general representative of the other, nor shall either SI-BONE or Supplier have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, the other.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Manufacturing, Quality and Supply Agreement to be executed by their respective duly authorized officers as of the date set forth below their names.

By:	/s/ Laura Francis	By:	/s/ Richard Riddle
Name:	Laura Francis	Name:	Richard Riddle

Title:	Chief Financial Officer	Title:	Director of Sales

Date:	2/1/2017	Date:	2/1/2017

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

PRICING ADDENDUM

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

APPROVED VENDORS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

APPROVED SUBCONTRACTORS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

INTELLECTUAL PROPERTY

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E

PRODUCT SPECIFICATIONS

Item	Part Number	Document Title	Document Type
[*]	[*]	[*]	[*]

Note: Future revision updates to be applied through mutual signed agreement of both parties through the change control process.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Addendum No. 1 to

Quality and Manufacturing Agreement by and

between rms COMPANY and SI-BONE, Inc.

This Addendum No. 1 to Quality and Manufacturing Agreement (“Addendum No. 1”) is entered into between rms COMPANY (“Supplier”) and SI-BONE, Inc. (“SI-BONE”) and modifies and supplements that certain Manufacturing, Quality and Supply Agreement by and between the parties with an effective date of January 31, 2017 (the “Original Agreement”, and together with this Addendum No. 1, the “Agreement”). This Addendum No. 1 is intended to, among other things, allow Supplier to hold a specified level of inventory to better support SI-BONE’s business. Capitalized terms used and not defined in this Addendum No. 1 shall have the meaning given them in the Original Agreement.

I.    Amendment. The following provisions of the Original Agreement are amended and restated in their entirety as set forth below:

a.	Section 1.2 of the Original Agreement is hereby amended and restated as set forth below:

“1.2 Forecasts. Within ten days after the Effective Date, SI-BONE shall deliver to Supplier a forecast of its requirements for the Product for each of the calendar quarters ending June 30, 20XX, September 30, 20XX, December 31, 20XX, and March 31, 20XX (with the period ending March 31, 2017 including the period starting with the Effective Date) (the “Forecast”). Such Forecast shall include requirements for Product by part number (as set forth on Schedule A to this Addendum No. 1) and by calendar month for the applicable period, and at the elected of SI-BONE, by calendar week. No later than ten days following the end of each [*] during the Term, SI-BONE shall update the Forecast in writing by providing to Supplier an updated Forecast for the following [*] (or such fewer number of [*] remaining in the Term). Except as provided in this Section 1.2 and this Addendum No. 1, Forecasts shall be nonbinding and used and relied upon by Supplier only for Supplier’s internal capacity planning purposes.”

b.	Section 1.3 of the Original Agreement is hereby amended and restated as set forth below:

“1.3    Purchase Orders. SI-BONE shall deliver to Supplier a blanket purchase order for all Product specified in each Forecast no later than [*] prior to the first anticipated delivery date of any Product under such Forecast (a “Blanket PO”) for the purpose of Supplier’s maintenance of Inventory (as defined in Section 1.5 below). All purchases shall be pursuant to purchase orders submitted by SI-BONE to Supplier (an “Order”), which, other than Orders made against the Blanket PO (a ‘Drawdown Order”), shall specify a delivery date no less than [*] after submission of the Order, provided that any Drawdown Order shall specify a deliver date no less than [*] after submission of such Order. SI-BONE shall submit Orders for the number of Products. If Supplier cannot satisfy any Order that is not a Drawdown Order, then Supplier shall provide written notice to SI- BONE no later than [*] after receipt of the Order specifying its alternative delivery date which may not be more than [*] after submission of the Order, unless otherwise agreed by the parties, provided that the Order quantities required are reasonably consistent with the current Forecast. SI- BONE shall deliver Drawdown Orders to Supplier on a monthly basis and any Product ordered pursuant to such Drawdown Order shall be based on the minimum release lot sizes as

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

set forth on Schedule A to this Addendum No. 1. Any Product ordered pursuant to a Drawdown Order shall be shipped within [*] of Supplier’s receipt of such Drawdown Order. An Order shall specify the Products ordered (including part numbers and revision levels if applicable), quantities of each Product ordered, price, requested delivery date and requested Product recipient, all of which shall be subject to Article 5. Orders may be changed only by the mutual written agreement of the parties.”

c.	The Original Agreement is hereby amended to include the following Section 1.5:

“1.5 Inventory. Supplier shall maintain available Inventory of “machined Product” and “finished Product”, in each case based on the then current Forecast, for delivery pursuant to Sections 1.3 and 5.2, as set forth on Schedule A to this Addendum No. 1. For purposes hereof, (i) “machined Products” shall mean Product additively manufactured and machined but unpackaged, and (ii) “finished Products” shall mean machined additively manufactured Product, packaged and sterilized pursuant to the Agreement. The terms “machined Products” and “finished Products” are collectively referred to here as “Inventory”. Supplier and SI-BONE agree to meet on a quarterly basis for the purpose of adding or removing Products, or adjusting Inventory levels of the Products, listed on Schedule A. In the event Supplier maintains any “finished Product” in Inventory for more than [*], upon notice from Supplier of such event, SI-BONE shall deliver a Drawdown Order against any such “finished Product”, provided, however, that SI-BONE shall have no obligation to purchase in excess of [*] of Inventory based on the original Forecast delivered to Supplier. Supplier shall be solely responsible for maintaining sufficient Inventory to satisfy the delivery requirements under the Agreement and for any loss, damage or replacement to any Inventory.”

d.	The second sentence of Section 4.3 of the Original Agreement is hereby amended and restated as set forth below:

“Supplier shall maintain and comply with a quality control program that conforms with all applicable laws and is consistent with current good manufacturing practices applicable to Products (“GMPs”) and as effective during the remainder of the Term and as required by any governmental or quasigovernmental agency having regulatory authority over the Products, including, without limitation, 21 CFR Part 820, the current released versions of ISO 13485 and 14971, and shall establish and maintain procedures for identifying with a control number each unit, lot, or batch of “finished Products” and where appropriate components of such “finished Products” (collectively, the “Quality Management System”).”

e.	Section 5.2 of the Original Agreement is hereby amended and restated as set forth below:

“5.2 Delivery. Supplier shall deliver Products by, and no more than [*] prior to, SIBONE’s requested dates of delivery indicated in the Order or as agreed between the Supplier and SIBONE as indicated on the Supplier Order acknowledgement, provided however, Products ordered pursuant to any Drawdown Order shall be shipped within [*] of Supplier’s receipt of such Drawdown Order. Requested delivery dates may be changed only by mutual written agreement of the parties, which agreement shall not be unreasonably withheld or delayed. In the event that Supplier has reason to believe that it will be unable to meet the agreed upon delivery dates, Supplier will notify SI-BONE promptly and state the reasons for the anticipated delay. All shipments of Products pursuant to this Agreement shall be shipped by Supplier FOB Supplier’s facility. Delivery shall be deemed to have occurred, and therefore risk of loss transferred from Supplier to SI-BONE, when Products are delivered to the freight forwarder. All Product ordered pursuant to a Drawdown Order from Inventory shall be shipped in a “first in – first out” basis in order minimize the amount of time any Product is maintained by Supplier in Inventory.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

II.	Miscellaneous.

1)

Severability. If any provision of the Original Agreement, including this Addendum No. 1, will be declared invalid, illegal or unenforceable, such provision will be severed and all remaining provisions will continue in full force and effect.

2)

Entire Agreement. The Original Agreement, including this Addendum No. 1, is the full, complete, and exclusive agreement between the parties and supersedes and cancels any and all previous or contemporaneous agreements of whatever nature, whether written or oral, between Supplier and SI-BONE and their respective subsidiaries and affiliates with respect to its subject matter. The Original Agreement, including this Addendum No. 1, may only be modified or amended in writing signed by both parties. Subject headings are for convenience of reference only and will in no way affect interpretation of the Original Agreement.

3)

Counterparts. This Addendum No. 1 may be executed in separate counterparts, and by facsimile, each of which will be deemed an original, and when executed separately or together, will constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed this Addendum No. 1 as of the date set forth beneath such person’s name.

SI-BONE:		SUPPLIER:

SI-BONE, Inc.		rms Company

By:	/s/ Laura Francis	By:	/s/ Richard S. Riddle
Name:	Laura Francis	Name:	Richard S. Riddle

Title:	Chief Financial Officer	Title:	Director of Sales

Dated:	July 7, 2017	Dated:	July 6, 2017

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule A to Addendum No. 1

Part Number	Minimum Release Lot Size	Weeks Inventory (finished Products)	Weeks Inventory (machined Products)
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.